UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2009

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

RealNetworks, Inc. (the "Company") will reschedule its 2009 annual meeting of shareholders for later in the year. The decision was made in part to give the Company additional time to determine the final details of a proposed option exchange program relating to certain stock options held by its employees. As previously announced, the Company intends to implement an option exchange program that offers equity incentives to retain Company employees and attracts high participation while reducing potential dilution to existing shareholders. The Company is required to obtain shareholder approval to amend its existing equity plans to allow for the proposed option exchange program and plans to seek shareholder approval at its 2009 annual meeting of shareholders.

Proposals of shareholders that are intended to be presented at the 2009 annual meeting must be received by the Company a reasonable time before it begins to print and mail proxy materials in order to be included in the proxy statement and form of proxy relating to the annual meeting. If the Company does not receive notice of a shareholder proposal a reasonable time before mailing the proxy materials, the persons named as proxies in the proxy statement for the 2009 annual meeting will have discretionary authority to vote on the proposal at the meeting. Shareholders are advised to review the Company's bylaws for additional requirements with respect to advance notice of shareholder proposals and director nominations. These advance notice provisions apply regardless of whether a shareholder seeks to include such proposals in the proxy statement relating to the 2009 annual meeting of shareholders.

In connection with the above announcement, on April 30, 2009, the Company filed with the SEC an Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to include the information required by Part III of Form 10-K.

This report contains forward-looking statements that involve risks and uncertainties, including statements relating to the Company's current intent to implement an option exchange program and the design details and potential anti-dilutive effect of the proposed option exchange program. Factors that could cause actual results to differ from the results predicted include the Company's determination not to implement, or to change the details or structure of, the exchange program and the failure to obtain shareholder approval relating to the proposed option exchange program. More information about potential risk factors that could affect the Company's business and financial results is included in the Company's annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by the Company with the Securities and Exchange Commission. Actual results may differ materially from estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

ADDITIONAL INFORMATION AND WHERE TO FIND IT.

The Company has not commenced the option exchange program to which this communication pertains. The Company will not commence the option exchange program unless it receives the requisite shareholder approval at its 2009 annual meeting of shareholders. The Company may still decide later not to implement the option exchange program, even if the requisite shareholder approval is obtained. The Company will file a Tender Offer Statement on Schedule TO with the SEC upon the commencement of the option exchange program. Persons who may be eligible to participate in the option exchange program should read the Tender Offer Statement on Schedule TO, including the offer to exchange and other related materials, when those materials become available because they will contain important information about the option exchange program. The Company's shareholders and option holders will be able to obtain these written materials and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov and from the Company upon written request to Investor Relations Department, RealNetworks, Inc., P.O. Box 91123, Seattle, Washington 98111-9223.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

May 4, 2009	By:	Robert Kimball

Name: Robert Kimball
Title: Executive VP, Corporate Development and Law, General Counsel and Corporate Secretary